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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Getty Images Inc. of our report dated
February 9, 2000 relating to the consolidated financial statements of Visual Communications Group B.V. and subsidiaries as of December 31, 1999 and for the year then ended. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers
London
August 10, 2000